Amendment No. 2

This AMENDMENT NO. 2, dated as of January 1, 2024 (the "Effective Date"), is made by and between Keyser Investment Group, Inc. ("Landlord") and Sinclair Communications, LLC ("Tenant") and
amends the following Leases by and between Landlord and Tenant, both dated February 8, 2010 and Amendment No.l, dated January 1, 2013: (i) the Lease for the original building consisting of 37,190 square feet and ending on August 31,2011 and (ii) the Lease for additional space consisting of 13,360 feet and ending on January 21, 2011 and (iii) the Amendment No. 1, dated January 1, 2013 and ending December 31, 2023 (collectively referred to herein as "the Leases").

WHEREAS, Landlord and Tenant ("the parties") entered into the Leases which collectively cover the entire building and surrounding land located at 2000-2008 West 41st Street, City of Baltimore, State of Maryland 21211 and referred herein and in the Leases as the "Demised Premises" or "Premises";

WHEREAS, the parties wish to extend the term of the Leases with certain modifications;

WHEREAS, the parties acknowledge and agree that Landlord and Tenant are both in full compliance with the terms of, and obligations under, the Leases;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, the parties agree as follows:

1.    LEASE TERM. A new term for the Leases shall commence as of January 1, 2024 and will continue until December 31, 2030 and thereafter unless extended or sooner terminated as provided herein; provided that Tenant shall have the right to extend the term of the Leases for three (3) successive, additional five (S) year renewal periods ending December 31, 2045, by providing written notice thereof to Landlord ninety (90) days prior to the end of the initial term or any renewal period. This extension and renewal shall be under the same terms and conditions as the Leases, including the terms of Section 30 of the Leases (Cost of Living Adjustment in Rent) unless otherwise mutually agreed in writing by the parties. Notwithstanding anything contained in the Leases to the contrary, from the Effecttve Date hereof, the Leases shall have the same dates for commencement, termination and renewal.

2.    RENT. As of the Effective Date, the annual rent for the Demised Premises under the Leases shall be $24.50 per square foot with a total 50,550 square feet. The total annual rent of One Million Two-Hundred Thirty-Eight Thousand Four Hundred and Seventy-Five dollars {$1,238,475.00) shall be payable in equal and successive monthly payments of One Hundred and Three Thousand Two
Hundred and Six Dollars and Twenty-Five Cents ($103,206.25).

3.    Section 30 of the Leases shall be revised to read as follows:

"The parties hereto further mutually agree that a record shall be made at the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers (CPI-U), All Items, for Washington-Baltimore (the "Index") for the month of January 2024 (the "Base Month"), which record shall serve as a base or beginning point of computing whether there shall be any additional rent paid by the Tenant to the Landlord during the term hereof. If the Index for the month of January 2025 shows an increase in the Index, the Tenant shall pay the Landlord additional rent during the following lease year period of said Lease in an amount equivalent to the percentage of increase in the Cost of Living 1.ndex. For example, if, for the month of January 2025, it is determined that the cost in the Index increased eleven (11%) over the Index for the month of January 2024, the Tenant shall pay to the Landlord (or owe for January and pay in arrears) as additional rental for the next year of this Lease beginning on the 1st day of January 2025 through December 31, 2025 eleven percent (11%) more than the fixed annual rental provided for herein. The rent shall continue to increase annually thereafter during each and every year hereof for the initial or any renewal term based upon the annual increase in the Cost of Living Index calculated in the same manner as hereinabove. In no event shall any annual increase in rent ever by less than three percent (3%) over the prior year."
4.    Except as expressly provided herein, the Leases shall not be amended or modified by this Amendment No. 2 except as specifically provided herein and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date first above written:

KEYSER INVESTMENT GROUP, INC.

BY:____________________

J Duncan Smith, Secretary

SINCLAIR COMMUNICATIONS, LLC
BY:____________________
Lucy Rutishauser